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                                       EXHIBIT 2

                                       December 30, 1996


EnSys Environmental Products, Inc.
4222 Emperor Boulevard
Durham, North Carolina 27703

Dear Ladies and Gentlemen:

     In consideration of the benefit to the stockholders of Strategic Diagnostics Inc. ("Company") of the merger of the Company with and into EnSys Environmental Products, Inc. ("EnSys"), pursuant to the Agreement and Plan of Merger between the Company and EnSys dated as of October 11, 1996, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of EnSys, he or she will not sell, contract to sell, or otherwise dispose of for value, any of the EnSys Preferred Stock, Common Stock or any security exchangeable or exercisable for or convertible into EnSys Common Stock, beneficially owned by the undersigned until the date which is six (6) months from the date hereof; provided that the undersigned may pledge or cause to be pledged any or all of such shares or other securities in bona fide loan transactions with established financial lending institutions.

                                       EDISON VENTURE FUND II, L.P.

                                       By:  EDISON PARTNERS II, L.P.,
                                            General Partner

                                            By:  Richard J. Defieux,
                                                 a General Partner

                                                 /s/ Richard J. Defieux
                                                 ----------------------

                                       December 30, 1996


EnSys Environmental Products, Inc.
4222 Emperor Boulevard
Durham, North Carolina 27703

Dear Ladies and Gentlemen:

     In consideration of the benefit to the stockholders of Strategic Diagnostics Inc. ("Company") of the merger of the Company with and into EnSys Environmental Products, Inc. ("EnSys"), pursuant to the Agreement and Plan of Merger between the Company and EnSys dated as of October 11, 1996, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of EnSys, he or she will not sell, contract to sell, or otherwise dispose of for value, any of the EnSys Preferred Stock, Common Stock or any security exchangeable or exercisable for or convertible into EnSys Common Stock, beneficially owned by the undersigned until the date which is six (6) months from the date hereof; provided that the undersigned may pledge or cause to be pledged any or all of such shares or other securities in bona fide loan transactions with established financial lending institutions.

                                       EDISON VENTURE FUND II-PA, L.P.

                                       By:  EDISON PARTNERS II, L.P.
                                            General Partner

                                            By:  Richard J. Defieux,
                                                 a General Partner

                                                 /s/ Richard J. Defieux
                                                 ----------------------